UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2006

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As part of the previously announced settlement agreement and consent order between Fannie Mae (formally, the “Federal National Mortgage Association”) and the Office of Federal Housing Enterprise Oversight, or OFHEO, which is Fannie Mae’s safety and soundness regulator, Fannie Mae agreed that its Board of Directors would review and consider appropriate revision of Fannie Mae’s bylaws, codes of conduct and internal policies and procedures to assure that they support legal and regulatory compliance and report the results of its review and any planned changes to OFHEO.

The Board of Directors and senior management have completed their review of Fannie Mae’s bylaws and code of conduct for its employees. On September 19, 2006, the Board adopted amendments to Fannie Mae’s bylaws and its Code of Business Conduct, as described in Items 5.03 and 5.05 of this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2006, the Board of Directors of Fannie Mae (formally, the “Federal National Mortgage Association”) adopted amendments to the bylaws of the company that became effective upon adoption. The following summarizes these amendments.

• Section 3.01 and Section 4.01 were amended to provide that, at any meeting of the Board of Directors or of the stockholders, a person designated by the Board of Directors will preside at the meeting if the Chairman of the Board is absent.

• Section 3.02 was amended to provide that the Board of Directors may change the date of the annual meeting of stockholders from the third Thursday in May.

• Section 3.12 and Section 4.20 were amended to clarify the date by which stockholders who intend to propose other business to be conducted at an annual meeting of the company’s stockholders (Section 3.12) or who intend to nominate directors at an annual stockholders’ meeting (Section 4.20) must deliver advance written notice to Fannie Mae of their proposal or director nominee. As amended, the notice must be delivered (1) 60 days before the annual stockholders’ meeting if the meeting is to be held within 30 days before or after the anniversary of the prior year’s annual meeting and (2) for an annual stockholders’ meeting to be held on any other date, by the 10th day after public announcement of the annual meeting date.

• In order to ensure that each director’s term is consistent with the age and term limits to which Fannie Mae is subject under regulations established by OFHEO, Section 4.03 was amended to include, in the list of events that cause a director’s term to end, any event specified by applicable regulation.

• Section 4.09 was amended to clarify that directors may not be represented or vote by proxy at any Board meeting or meeting of any Committee of the Board, and Section 4.12 was amended to eliminate the previously existing, and now redundant, provision prohibiting proxy voting by, or proxy representation of, members of the Board’s Executive Committee.

• Section 4.11 was amended to permit the Chief Executive Officer or any of his designees to authorize the use of facsimile signatures.

• Section 4.12 was amended to provide that the Executive Committee of the Board will report to the full Board at the first regular Board meeting following a meeting of the Executive Committee, rather than at each regular Board meeting.

• Sections 4.13, 4.14 and 4.15 were amended to require that (1) the Board maintain a Nominating & Corporate Governance Committee with a structure that complies with the applicable rules of the New York Stock Exchange, or NYSE, (2) the Audit Committee comply with the Sarbanes-Oxley Act of 2002, (3) the Compensation Committee comply with the rules of the NYSE relating to its structure, and (4) the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee each comply with the OFHEO regulations specifically applicable to that committee.

• Section 5.06 was amended to provide that Fannie Mae will have, as one of its designated officers, a Chief Executive Officer, and to describe generally the duties and obligations of that position.

• Other provisions of Article V and other sections of the Bylaws also were amended as appropriate to (1) revise the descriptions of the duties and obligations of other senior management positions and (2) remove the position of the Chairman of the Board from the list of officer positions, since that position is now held by an independent director, rather than an officer.

The full text of Fannie Mae’s bylaws, as amended, is set forth in Exhibit 3.1 to this report and is incorporated into this Item 5.03 by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 18, 2006, the Compliance Committee of the Board of Directors of Fannie Mae recommended, and on September 19, 2006, the Board of Directors approved, the adoption of a revised Code of Business Conduct to be known as "Our Code of Conduct." That Code will become effective on October 3, 2006.

Upon its adoption, the Code will continue to apply to all employees of the company, including all officers, and also will continue to constitute a code of ethics, as such term is defined in Item 406(b) of Regulation S-K, applicable to all employees. The amendments to the Code:

• use common, everyday terms within the Code and eliminate the use of specialized terms that are already defined in company policies governing Fannie Mae employees;

• use common, everyday language within the Code to describe employee obligations and remove from the Code redundant, detailed provisions that already are contained in company policies governing Fannie Mae employees;

• clarify the responsibility of individual employees to raise compliance and ethics concerns;

• expand the language regarding the responsibilities of people managers to set the standard for compliance with the Code and to enforce the Code;

• clarify that, although violations of the Code and company policies subject employees to possible disciplinary action, violations of company policies are not, by themselves, violations of the Code in all cases;

• identify the Audit Committee as being available to receive reports of wrongdoing, including confidential or anonymous reports; and

• add a requirement that Fannie Mae’s Board of Directors will review the Code at least once every three years and make revisions to the Code as appropriate.

The amendments make other changes to the Code that are technical, administrative or nonsubstantive. A copy of the Code reflecting these changes will be posted to Fannie Mae’s website, www.fanniemae.com, when the changes become effective on October 3, 2006.

In addition, in 2004, and again in 2005, the version of the Code in effect at that time was amended. These amendments:

• clarified that the Corporate Compliance Advisory Committee had the right to make administrative and technical amendments of the Code and that the Audit Committee had the right to make substantive amendments of the Code;

• modified the language regarding permissible participation in political activities specifically to require compliance with law and company policies, without continuing to specify that these activities must be on the employee’s own time, own expense and on the employee’s own behalf;

• provided for anonymous reporting of possible violations of the Code or related policies through the Corporate Integrity Line; and

• revised the prohibition against offering anything of value to a governmental official specifically to require compliance with the law and company policies, without continuing to include detailed provisions already contained in those policies.

The amendments to prior versions of the Code that were made in 2004 and 2005 also included other technical, administrative or nonsubstantive changes. In each case, a copy of the Code that reflected these changes was posted to Fannie Mae’s website, www.fanniemae.com, when the changes became effective.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit index filed herewith is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 25, 2006	By:	Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Federal National Mortgage Corporation, adopted September 19, 2006